EMPLOYMENT CONTRACT

劳动合同

Company:

Name of Employer:	Puhui Wealth Investment Management (Beijing) Co.,Ltd.
Legal Address:	Rm.801,W1,Oriental Plaza,No.1,East chang'an Avenue,Dongcheng District,Beijing,PRC.
Legal Representative:	Ji Zhe

公司：

雇主名称：	普惠财富投资管理（北京）有限公司
法定地址：	北京市东城区东长安街 1 号东方经贸城 W1 办公室八层 1 室
法定代表人：	季哲

Employee:

Name of Employee:	Ji Zhe
ID Card No/Passport No.:	110103197909091816
Domicile:	Rm.6,No.72 Shazikou St, Chongwen District, Beijing

员工：

员工姓名：	季哲
身份证号/护照号：	110103197909091816
住址：	北京市崇文区沙子口路 72 号楼 1 层 6 号

This Contract is made and entered into by and between Ji Zhe (hereinafter the "Employee") and Puhui Wealth Investment Management (Beijing) Co.,Ltd (hereinafter the "**Company**") on Beijing.

本合同由季哲（以下简称“员工”）和普惠财富投资管理（北京）有限公司（以下简称“公司”）于北京签订。

The Company and the Employee (individually, the "**Party**", collectively, the "**Parties**") enter into this Contract and establish employment relations on the basis of equal and voluntary agreement and in accordance with the Labor Contract Law of the People's Republic of China (hereinafter "**China**" or the "**PRC**") and the provisions of other relevant laws and regulations.
公司和员工（单独称“一方”，各方称“**双方**”）在平等和自愿的基础上依照中华人民共和国劳动合同法（以下简称“**中国**”或“**PRC**”）和其他相关法律法规的规定签订此合同并建立劳动关系。

1. **TERM OF CONTRACT**
合同条款

1.1 The Parties agree that this Contract shall be a fixed term labour contract, and, The term of the contract shall start on November 1st, 2020 and shall expire on October 31th, 2023 .This labor contract shall take effect from [subject to Article 1.2 and Article 6 herein.]
双方同意本合同为固定期限合同，合同期限从2020年11月1日起，至2023年10月31日止。（受制于本合同第 1.2 款和第 6 条）

1.2 The Employee's employment is conditional upon the truthful representation of the Employee's background, education, qualifications, employment, and experiences. In the event that the Employee, in order to be employed by the Employer, has made any material misrepresentation, used falsified documents, or failed to provide relevant proof and certificates required under the hiring procedures or failed to disclose any material information of the Employee including without limitation such Employee's medical history of serious illness, and the Employer may deem such act as fraud under relevant laws and regulations and/or that the hiring requirements have not been met and in such event, the Employer may terminate this Contract.
在员工所提供的个人背景、教育情况、相关资格、雇佣情况及经历真实有效的前提下本劳动合同才生效。如果员工为了获得雇主的雇佣，做出实质性虚假陈述，使用伪造的文件，或者未能提供雇佣程序所要求的相关证据或证明，或者未能披露该员工的任何实质性信息（包括但不限于员工的重大疾病史），则视为存在相关劳动法律法规规定的虚假情形且/或未达到雇佣要求，公司有权解除本合同。

2. **JOB DESCRIPTION**
岗位描述

2.1 The Company agrees to employ the Employee in the position of Chief Executive Officer executive director, or, other position(s) to be reasonably designated by the Company from time to time.
公司同意聘用员工担任 总裁 一职，或者担任由公司不时合理指派的其他职务。

2.2 While employed by the Company, the Employee will devote his or her entire business time and attention to developing and improving the business and best interests of the Company and its affiliated companies and will carry out to the best of his or her ability such duties, tasks and responsibilities as the Company and its affiliated companies may request of or assign to the Employee from time to time.
在受聘于公司期间，员工应贡献其全部工作时间和精力以拓展和提升公司及其关联公司的业务、实现公司及其关联公司利益最大化，并尽力完成公司不时要求或分派给员工的职责、任务和责任。

3. REMUNERATION
劳动报酬

3.1 Starting base salary of the Employee (which includes all allowances, subsidies and any other kind of welfare incomes payable under relevant laws and regulations) will be RMB100000 (gross) .Staff will be paid last month's salary on the 20th of this month.
员工每月的基本工资为人民币（税前） 拾万 元（RMB 100000）（该工资已经包括各项法律或规定的津贴、补贴和其它福利性收入），于每月 20 号发放员工上一月的工资。

3.2 The Company reserves the rights to make reasonable adjustment(s) or change(s) to the position of the Employee based on the actual needs of the Company and the Employee's performance, and the rights to adjust or change the Employee's base salary accordingly. The Company will communicate with the Employee for the reasons of such adjustment/change before it being made.
公司有权根据公司需要及员工的个人表现对员工的岗位进行合理调整，并对员工工资作相应的调整。在作出调整之前，公司将与员工说明调整的理由。

3.3 The Company will contribute, for benefit of the Employee, to social insurance funds and the housing fund, if any, as required under the law. The portion to be contributed by the Employee will be withheld by the Company from Employee's monthly salary and deposited in the relevant social insurance funds and the housing fund, if any.

公司将按照法律规定为员工缴纳公司部分的社保及住房公积金（如有）。员工应缴纳的个人部分将由公司在员工当月的工资中代扣代缴存入有关社保和住房公积金帐户（如有）。

3.4 The Employee shall pay individual income tax as required by law. The Company shall, according to law, withhold the individual income tax from the Employee's monthly salary to pay to relevant tax authority on behalf of the Employee.
员工有依法缴纳个人所得税的义务。公司将依据法律规定将员工须缴纳的个人所得税从员工的当月工资中扣除，代扣代缴给相关的税务部门。

4. EMPLOYMENT PROTECTION AND CONDITION
劳动保护和工作条件

4.1 The Company provides safe and clean working environment in accordance with relevant laws and regulations. If there is any danger or special risks in relation to the working environment of the Employee, the Company will take specific protective measures, and provide specific training to the Employee.
公司为员工提供符合相关法律法规规定的安全卫生的工作环境。如员工的工作环境涉及危险或有特殊风险，公司将采取专门的防护措施，并将对员工进行专门培训或教育。

4.2 The Company will, based on the actual status of the Employee's position, provide necessary working condition and labor protection articles for use in accordance with relevant laws and company policies.
公司根据员工岗位的实际情况，按照相关法律及公司规定向员工提供必要的工作条件和劳动防护用品。

5. BENEFITS AND VACATION
福利及假期

The Employee will be subject to, and enjoy the benefits of, Company rules and policies, which may from time to time be amended and made available to all affected employees. The Employee will be entitled to paid annual leave pursuant to the Employee Manual adopted by Company which shall be in line with the relevant laws and regulations.
员工有权根据公司的规章和制度享有公司提供的福利待遇，公司有权不时对相关制度进行修订并告知受影响的员工。员工将按照公司颁行的员工手册的规定享受带薪假期，该员工手册应符合相关的国家法律规定。

6. PHYSICAL EXAMINATION
健康检查

This Employment Contract is contingent upon successful completion of a physical examination of the Employee, to the extent required by the Company, before employment.
若公司要求，员工需进行一次入职前健康检查，若员工能顺利通过，则视为满足本合同生效条件。

7. CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT
保密信息与发明转让协议

The Employee acknowledges that he is and will continue to be exposed to confidential information of the Company due to his position and for protection of the Company's confidential information and intellectual properties, the Employee agrees to enter into an additional CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT with the Company in form and substance as set forth in Appendix I attached hereto.

员工确认：其目前和将来均会因其职务而接触公司的保密信息，为保护公司的保密信息和知识产权，员工同意与公司另签订一份保密信息与发明转让协议（其格式和内容见本协议附件一）。

8. NON-COMPETITION AND NON-SOLICITATION
竞业限止和不得招揽

8.1 NON-COMPETITION
竞业限制

The Employee hereby acknowledges that the Company's business is highly competitive and agrees to enter into an additional NON-COMPETITION AGREEMENT with the Company in form and substance as set forth in Appendix II hereto.
员工特此确认公司的业务具有高度竞争性，且同意与公司另签订一份竞业限制协议（其格式和内容见本协议附件二）。

8.2 NON-SOLICITATION
不得招揽

The Employee agrees that, during the term of his employment with the Company and for a period of twenty-four (24) months immediately following the termination of his employment relationship with the Company for any reason, whether with or without cause, he shall not either directly or indirectly solicit, induce, recruit or encourage any employees of the Company or its affiliated companies to leave their employment, or take

away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company or its affiliated companies and/or any suppliers, customers or consultants of the Company or its affiliated companies, either for himself or for any other person or entity.

员工同意在其受雇于公司期间内以及因为任何原因与公司的雇用关系终止后接下来的二十四（24）个月内，不论这种雇用关系的终止是否事出有因，员工将不会直接或间接的引诱、促使、招募或鼓励公司或其关联公司的任何雇员离职，或是无论是为自己还是为其他个人或组织，带走，或试图引诱、促使、招募、鼓励或带走公司或其关联公司的雇员和/或公司或其关联公司的任何供应商、客户或顾问。

9. CONFLICT OF INTEREST GUIDELINES

The Employee agrees to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit III hereto.
员工同意勤谨地遵守本协议附件三所列的利益冲突准则。

10. EMPLOYMENT PERIOD

If, during the employment with the Company, the Company provides the Employee with special training expenses or specific technology trainings, and if the employment with the Company is terminated prior to the term of employment agreed with the Company, the Employee shall compensate the Company the training expenses proportional to the remaining period for services yet to be provided.
在员工受雇于公司期间，如果公司向员工提供特别培训费用或特别技术培训且员工与公司的雇用关系在约定的雇用期限期满前终止，则员工应根据剩余服务期限就相应比例的培训费用对公司进行补偿。

11. MODIFICATION, TERMINATION AND EXPIRATION OF THE LABOR CONTRACT
劳动合同的修改、解除和到期

11.1 The Company maintains the right to terminate this Contract and dismiss the Employee without prior notice under any of the following circumstances:
若遇下列情况，公司可在不事先通知的情况下解除本劳动合同：

(a) when the Employee does not meet the conditions for employment during the probationary period;
在试用期内员工被证明不符合聘用条件；

(b) the Employee is held criminally or administratively liable in accordance with the relevant laws or administrative regulations;

依据相关法律和行政法规，员工须承担刑事或行政责任；

(c) when the Employee commits a serious breach of labor discipline or of the rules or policies or ethical code of the Company ("**Company Rules**"); such Company Rules will be sent to employees in the form of email notification or announcement and updated from time to time according to the actual situation of the company。);
员工严重违反公司的劳动纪律、规定、制度或行为准则（"**公司规定**"）。该公司规定将以邮件通知或公告的形式向员工发送，并根据公司的实际情况作不时更新；

(d) when the Employee is negligent or is involved in improper financial dealings, thus causing serious harm to the interests of the Company;
员工玩忽职守或营私舞弊，并对公司利益造成重大损失；

(e) when the Employee is concurrently involved in any employment relationship with any other employer, which causes severe effect on the performance of his/her own duties to the Company, or refuses to make correction in a fixed term as required by the Employer; or
员工同时与其他用人单位建立劳动关系，对完成公司的工作任务造成严重影响，或者经公司提出，在限期内拒不改正；或

(f) when this Contract is deemed invalid due to circumstances under Article 1.2 and Article 8 of this Contract, or because this Contract was entered into with fraud of the part of Employee.
由于本合同第 1.2 款和第 8 条规定的情形，或者以其他欺诈手段使公司与之订立劳动合同，致使合同无效。

11.2 The Company maintains the right to terminate this Contract in accordance with relevant PRC laws and regulations prior to the expiration date of this Contract by giving to the Employee a thirty (30) day written notice or compensation of one (1) month in lieu of such notice under any of the following circumstances:
若遇下列情况，公司可依据相关中国法律和规定在本合同期限届满前三十(30)天书面通知员工或者额外支付劳动者一(1)个月基本工资的情况下解除本劳动合同：

(a) when, due to illness or non-work-related injuries, the Employee is unable to perform his or her original duties or is unable to perform appropriate alternative duties when a statutory medical treatment period has ended;

员工患病或非因工负伤，在规定的医疗期满后不能从事原工作，也不能从事由公司另行安排的工作的；

(b) when the Employee is incompetent in performing his or her duties, provided that training has been provided to the Employee or adjustments have been made to the Employee's position;
员工不胜任工作，经过培训或调整工作岗位，仍无法胜任工作的；

(c) when there are changes in the circumstances which were relied upon by the Parties at the time of signing, causing this Contract impossible to perform, and the two Parties are unable to negotiate and agree upon any amendments to this Contract;
劳动合同订立时所依据的客观情况发生重大变化，致使本合同无法履行，经双方协商无法就变更合同内容达成一致的；

(d) when the Company encounters serious operational difficulties and lay off employees in accordance with law.
当公司遇到严重的营运困难，依法裁员时。

11.3 The Employee may terminate this Contract after giving a thirty (30)-day prior written notice to the Company.
员工若需解除聘用关系，应提前三十(30)天以书面形式通知公司。

11.4 If any of the circumstances under Article 11.1 of this Contract occurs, the Company is entitled to terminate the employment with the Employee without prior written notice.
如存在本合同第 11.1 款所述的情况之一，公司有权不提前发出书面通知即解聘员工。

12. LABOR DISPUTES
劳动争议

Labor disputes under this Contract shall be resolved as follows:
与本合同相关的劳动争议应通过下列方式解决：

(a) consultation between the Employee and the Company;
由员工及公司协商解决；

(b) if no resolution is made through consultation within thirty (30) days, the dispute shall be settled with the Beijing Arbitration Commission

若在三十(30)天内仍无法协商一致，则应将争议提交北京仲裁委员会进行仲裁；

(c) In case either party is not satisfied with the arbitral award, it may file a law suit with the competent People's Court within fifteen (15) days from receipt of the arbitral award.
如果任何一方对仲裁结果不满，可在得到仲裁结果之日起十五(15)日内向人民法院提起诉讼。

13. GOVERNING LAW
法律适用

This Contract and the rights and duties of the Parties hereunder shall be governed by and construed and enforced in accordance with the PRC laws, without regard to principles of conflicts of laws.
本合同及由此产生的双方的权利和义务应受中国法律管辖，按照中国法律解释和执行，不适用冲突法的原则。

14. MISCELLANEOUS
其它

14.1 The Employee represents that, prior to signing this Contract, the Employee has read, fully understands and voluntarily agrees to the terms and conditions as stated above, that the Employee was not coerced to sign this Contract, the Employee was not under duress at the time the Employee signed this Contract, that, by signing this Contract, the Employee will not violate the terms of any other agreement previously entered by the Employee and that, prior to signing this Contract, the Employee had adequate time to consider entering into this Contract, including, without limitation, the opportunity to discuss the terms and conditions of this Contract, as well as its legal consequences, with an attorney of the Employee's choice.
员工声明，在签署本合同之前，员工已阅读并充分理解、自愿同意本合同的有关条款和条件，员工并非受强迫而签订本合同，员工在签订本合同时未受监禁，并且，签署本合同不会使员工违反其原先签订的任何其它协议；在签署本合同之前，员工已有充分的时间考虑是否签署本合同，包括但不限于获得与员工选择的律师讨论本合同有关条款和条件、以及相应的法律后果的机会。

14.2 This Contract constitutes the entire understanding and agreement between the Parties hereto with regard to the matters herein, and supersedes all prior communications,

negotiations, and agreements relating thereto. No modification or amendment of this Contract will be effective unless made in writing and signed by both Parties.
本合同应视为双方对于本合同项下所述事宜的全面理解和协议，并替代此前双方在此问题上的所有沟通、协商和协议。对于本合同的任何修改或修正需以双方书面签署为准。

14.3 This Contract shall be made in two originals; each Party shall hold one original copy.
本合同以中文书写，一式贰份，双方各执一份原件。

[Follow by Execution Page]
[下为签字页]

Execution Page
签字页

The Parties are signing this Employment Contract on the date stated in the introductory clause.
鉴此，双方同意在首页标明的日期签署本劳动合同。

EMPLOYER
雇主

Authorized Representative: ____________________________
授权代表

Executed with the Corporate Seal
公司公章

EMPLOYEE
员工

Agreed by: ____________________________

Appendix I Confidential Information and Invention Assignment Agreement
附件一 保密信息和发明转让协议

Puhui Wealth Investment Management (Beijing) Co.,Ltd.
CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT (PRC EMPLOYEES)

As a condition of my employment with Puhui Wealth Investment Management (Beijing) Co.,Ltd. (the "Company" and, together with all of its direct or indirect parent companies, subsidiaries or subsidiaries of its parent companies, collectively referred to as the "Company Group") and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following provisions of this Puhui Wealth Investment Management (Beijing) Co.,Ltd Confidential Information and Invention Assignment Agreement (this "Agreement"):

1. CONFIDENTIAL INFORMATION.

1.1 **Company Information**. I agree at all times during the term of my employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. I understand that "Confidential Information" means any proprietary or confidential information of the Company Group, its affiliates, their clients, customers or their partners, and the Company Group's licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I became acquainted during the term of my employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances or other business information disclosed to me by or obtained by me from the Company Group, its affiliates, their clients, customers or their partners, and the Company Group's licensors either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.

1.2 **Company Property**. I understand that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with my work or using the facilities of the Company Group are property of the Company Group and subject to inspection by the Company Group, at any time. Upon termination of my employment with the Company (or at any other time when requested by the Company), I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and will provide written certification of my compliance with this Agreement. Under no circumstances will I have, following my termination, in my possession any property of the Company Group, or any documents or materials or copies thereof containing any Confidential Information. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit B.

1.3 **Former Employer Information**. I agree that I will not, during my work with the Company, improperly use or disclose any trade secrets of any other person or entity or proprietary information of any former employer or other person or entity with which I have an agreement or duty to keep in confidence such information and that I will not bring onto the premises of the Company Group any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. I agree to indemnify the Company

Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party's rights resulting from any use by the Company Group of such proprietary information or trade secrets improperly used or disclosed by me.

1.4 **Third Party Information**. I recognize that the Company Group has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company Group's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company Group's agreement with such third party.

2. INVENTIONS.

2.1 **Inventions Retained and Licensed**. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, trade secrets, and IC lay-out designs/mask works which were made by me prior to my employment with the Company which belong to me, which relate to the Company Group's proposed or current business, products or research and development, and which are not assigned to any member of the Company Group hereunder (collectively referred to as "Prior Inventions"); or, if no such list is attached, I represent that there are no such Prior Inventions. I agree that I will not incorporate any Prior Inventions into any products, processes or machines of the Company Group; *provided, however*, that if in the course of my employment with the Company, I incorporate into a product, process or machine of the Company Group a Prior Invention owned by me or in which I have an interest, I represent that I have all necessary rights, powers and authorization to use such Prior Invention in the manner it is used and such use will not infringe any right of any company, entity or person and, in such a circumstance, each member of the Company Group is hereby granted and shall have a nonexclusive, royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Prior Invention as part of or in connection with such product, process or machine. I agree to indemnify the Company Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party's rights resulting from any use, sublicensing, modification, transfer, or sale by the Company Group of such a Prior Invention.

2.2 **Assignment of Inventions**. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, designs, original works of authorship, processes, formulas, computer software programs, databases, mask works, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright, circuit layout design or similar laws in the People's Republic of China ("PRC") or anywhere else in the world, which I may solely or jointly conceive or develop or reduce to practice or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (whether or not during business hours) that are either related to the scope of my employment with the Company or make use, in any manner, of the resources of the Company Group (collectively referred to as "Inventions"). I acknowledge that the Company shall be the sole owner of all rights, title and interest in the Inventions created hereunder. In the event the foregoing assignment of Inventions to the Company is ineffective for any reason, each member of the Company Group is hereby granted and shall have a royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Inventions as part of or in connection with any product, process or machine. I also hereby forever waive and agree never to assert

any and all rights I may have in or with respect to any Inventions even after termination of my employment with the Company. I further acknowledge that all Inventions created by me (solely or jointly with others), to the extent permitted by applicable law, are "works made for hire" or "inventions made for hire," as those terms may be defined in the PRC Copyright Law, the PRC Patent Law and the Regulations on Computer Software Protection, respectively, and all titles, rights and interests in or to such Inventions are or shall be vested in the Company.

2.3 **Remuneration**. I agree that the remuneration received by me pursuant to my employment agreement with the Company includes any bonuses or remuneration which I may be entitled to under applicable PRC law for any "works made for hire," "inventions made for hire" or other Inventions assigned to the Company pursuant to this Agreement.

2.4 **Maintenance of Records**. I agree to keep and maintain adequate and current written records of all Inventions. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

2.5 **Patent and Copyright Registrations**. I agree to assist the Company, or its respective designees, at the expense of the Company, in every proper way to secure the Company's rights in the Inventions in any and all countries, to further evidence, record and perfect any grant or assignment by me of the Inventions hereunder and to perfect, obtain, maintain, enforce and defend any rights so granted or assigned, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as set forth above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

3. NOTIFICATION OF NEW EMPLOYER. **IN THE EVENT THAT I LEAVE THE EMPLOY OF THE COMPANY, I HEREBY GRANT CONSENT TO NOTIFICATION BY THE COMPANY TO MY NEW EMPLOYER ABOUT MY RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT.**

4. REPRESENTATIONS. **I AGREE TO EXECUTE ANY PROPER OATH OR VERIFY ANY PROPER DOCUMENT REQUIRED TO CARRY OUT THE TERMS OF THIS AGREEMENT. I REPRESENT THAT MY PERFORMANCE OF ALL THE TERMS OF THIS AGREEMENT WILL NOT BREACH ANY AGREEMENT TO KEEP IN CONFIDENCE PROPRIETARY INFORMATION ACQUIRED BY ME IN CONFIDENCE OR IN TRUST PRIOR TO MY EMPLOYMENT BY THE COMPANY. I HAVE NOT ENTERED INTO, AND I AGREE I WILL NOT ENTER INTO, ANY ORAL OR WRITTEN AGREEMENT IN CONFLICT HEREWITH.**

5. ARBITRATION AND RELIEF.

5.1 **Arbitration**. I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SUBMITTED TO THE Beijing Arbitration Commission FOR ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN BEIJING IN ACCORDANCE WITH THE THEN APPLICABLE ARBITRATION RULES OF BEIJING Arbitration Commission. IF PERMITTED BY Beijing Arbitration Commission. THERE SHALL BE THREE (3) ARBITRATORS. ONE ARBITRATOR SHALL BE SELECTED BY THE COMPANY; ONE ARBITRATOR SHALL BE SELECTED BY ME; AND THE THIRD ARBITRATOR EITHER SHALL BE ASSIGNED BY BEIJING Arbitration Commission OR BE MUTUALLY SELECTED BY THE COMPANY AND ME. THE ARBITRATOR(S) MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE ARBITRATION AWARD SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. FOR THE PURPOSES OF ENFORCEMENT, JUDGMENT MAY BE ENTERED ON THE ARBITRATION AWARD IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

5.2 **Relief**. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth herein. Accordingly, notwithstanding Section 5(a) above, I agree that if I breach (or threaten a breach of) this Agreement, the Company will have available (to the extent allowed by applicable law), in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

6. GENERAL PROVISIONS.

6.1 **Terms and Conditions of Employment**. I acknowledge that the terms and conditions of my employment with the Company are provided for in a separate employment agreement between me and the Company and no provision of this Agreement shall be construed as conferring upon me a right to be an employee of the Company.

6.2 **Governing Law**. This Agreement will be governed by the laws of the PRC.

6.3 **Entire Agreement**. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

6.4 **Waiver and Severability**. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

6.5 **Successors and Assigns**. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company Group, its successors, and its assigns. The Company may assign its rights and obligations under this Agreement to a third party.

6.6 **Language**. This Agreement may be written in the Chinese language and in the English language. In the event there is any conflict or inconsistency between the English version and the Chinese version of this Agreement, the English version shall prevail.

6.7 **Application of this Agreement**. I hereby agree that my obligations set forth in Sections 1 and 2 under this Agreement and the definitions of "Confidential Information" and "Inventions" contained therein shall be equally applicable to any work performed by me, and any Confidential Information and Inventions relating thereto, for the Company prior to the execution of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

This Confidential Information and Invention Assignment Agreement aremade effective as of the date on which I began my employment with the Company.

Signature

季哲

Employee Name (typed or printed)

Date

季哲之印

Signature

Company Representative (typed or printed)

[ ]

Date

Signature

Witness Name (typed or printed)

Date

EXHIBIT A

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number or Brief Description

______ No inventions or improvements

______ Additional Sheets Attached

Signature of Employee: ________________

Print Name of Employee: ________________

Date: ____________

EXHIBIT B

Puhui Wealth Investment Management (Beijing) Co.,Ltd.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Puhui Wealth Investment Management (Beijing) Co.,Ltd. (the "Company"), its subsidiaries, parent companies, affiliates, successors or assigns (together, the "Company Group").

I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company Group, its affiliates or any of their employees, clients, consultants or licensees.

I further agree that for twenty-four (24) months from this date, I will not hire any employees of the Company Group and I will not solicit, induce, recruit or encourage any of the Company Group's employees to leave their employment.

Date:

____
(Employee's Signature)

季哲
(Type/Print Employee's Name)

普惠财富投资管理（北京）有限公司
保密信息及发明转让协议（中国雇员）

作为我受雇于普惠财富投资管理（北京）有限公司（简称“公司”，与其所有直接或间接母公司、子公司或其母公司的子公司合称**“集团公司”**）的条件，以及鉴于我与公司之间的雇用关系和我现在及将来收受公司所付之报酬，我同意遵守本公司的保密信息及发明转让协议之规定（“本协议”）：

(1)　保密信息

(a) 公司信息。我同意，在我受雇于**公司**期间以及雇用期限终止后对**保密信息**进行严格保密，除非为了**集团公司**的利益，不使用**保密信息**，并且在未经**公司**书面同意的情况下，不向任何个人、公司或其他组织披露任何**保密信息**。我理解，**“保密信息”**指的是**公司**、其关联企业、他们各方的客户、顾客或合作伙伴的以及**集团公司**许可方的专有或保密信息，包括但不限于，由**集团公司**、其关联企业、他们各方的客户、顾客、或合作伙伴以及**集团公司**的许可方直接或间接以书面、口头或零部件或设备的图纸或观测数据的方式向我披露的、或我从该等各方直接或间接以该等方式取得的：技术数据、商业秘密、研发信息、产品规划、服务、客户名单和客户（包括但不限于，我在雇用期内所联系的或逐渐熟悉的**集团公司**客户）、供应商名单和供应商、软件、开发、发明、程序、配方、技术、设计、图纸、工程管理、硬件配置信息、人事信息、营销、财务或其他业务信息。

(b) 公司财产。我理解，与我工作有关或利用**集团公司**的设施创造的、收到的或传送的所有文件（包括电脑记录、传真和电子邮件）和资料属于**集团公司**财产，这些财产在任何时候都处于**集团公司**的监控之下。当我与**公司**的雇用关系结束时（或在其他任何时间当**公司**要求时），我将及时交给**公司**与我在**公司**的工作相关的所有文件和资料，并提供我已遵守**本协议**的书面确认文件。在我雇用期限终止后，任何情况下都不得占有**集团公司**的任何财产，或含有**保密信息**的任何文件或资料或复印件。在我雇用期限终止的情况下，我同意签署和递交作为**本协议附件二**的**“雇用终止证明”**。

(c) 前任雇主信息。我同意，在我为**公司**工作期间，我将不会不正当地使用或披露任何其他个人或组织的商业秘密或我已签署协议或有义务为其就以下信息保密的任何前任雇主或其他个人或组织的专有信息，并且除非经过该等雇主、个人或组织的书面同意，我不会将任何属于该等雇主、个人和组织的任何尚未发表的文件或专有信息带入**集团公司**的场所。如果由于**集团公司**使用该类由我不正当使用或披露的他人的专有信息或商业秘密而导致对第三方的任何侵权行为或声称的侵权行为，而使**集团公司**因此或与此相关而遭受任何请求、责任、损害赔偿以及费用，包括因解决争议而发生的合理的律师费和开支，我同意对**集团公司**作出赔偿，使其免受损害。

(d) 第三方信息。我认同，**集团公司**已经并且将来会从第三方收到该等第三方的保密或专有信息，而且**集团公司**有义务为该等信息保密，并且仅可将之用于某些限定的目的。我同意对所有该等保密或专有信息予以最严格的保密，不将其披露给任何个人、公司或其他组织机构；并且除非在我为**公司**完成工作的必要限度内并在符合**集团公司**与该第三方协议的条件下才使用该等信息。

(2)　发明

(a) 保留和许可的发明。我已经在本协议附件一列出了属于我所有的，与集团公司计划或当前的业务、产品或研发有关的，我没有在此转让给集团公司任一成员的，在我受雇于公司之前即由我作出的全部发明、具有署名权原创作品、开发、改良、商业秘密和集成电路布局设计/掩膜作品（合称“前期发明”）；否则，如果没有这样一个附件，我声明不存在该等前期发明。我同意我将不会把任何前期发明融入集团公司的产品、程序或机械：但是，在我受雇于公司的期间内，如果我将任何自身拥有的或享有权益的前期发明融入集团公司的产品、程序或机械中，我声明：我拥有所有必要的权利、权限和授权，以按照当前使用的方式使用该等前期发明，并且该等使用将不会侵犯任一公司、组织或个人的任何权利；而且在该等情况下，特此授予集团公司的每一成员，且该等每一成员均享有该等前期发明的非排他性的、免许可费的、可再许可的、可转让的、不可撤销的、永久的、全世界范围的许可，他们有权作为该等产品、工序或机械的一部分或为该等产品、工序或机械之相关目的制造、使他人制造、修改、使用、出售并以其他方式利用该等前期发明。如果因集团公司使用、再许可、修改、转让或出售该等任一前期发明而导致对第三方的任何侵权行为或声称的侵权行为，而使集团公司因此或与此相关而遭受任何请求、责任、损害赔偿以及费用，包括因解决争议而发生的合理的律师费及开支，我同意赔偿集团公司，使其免受损害。

(b) 发明的转让。我同意以书面方式及时地向公司披露我在受雇于公司期间（不论是否在工作时间之内）的与我雇用工作范围相关的，或者以任何方式运用集团公司资源所单独或与他人共同发明或开发或投入应用、或促使其被发明或开发或投入应用的任何及所有发明、设计、具有署名权的原创作品、程序、配方、电脑软件程序、数据库、掩膜作品、开发、概念、改良或商业秘密（合称“发明”），不论其可否依据专利权、电路布局设计、著作权或类似法律在中华人民共和国（“中国”）或世界其他任何地方申请专利或注册，我会以受托方式为公司独有的权利和利益持有我对该等发明的全部权利、所有权和利益，并在此将其转让给公司或其指定人。我认可，公司应为本协议项下所创造之发明的全部权利、所有权和权益之唯一所有权人。如果由于任何原因前述将发明转让予公司的行为无效，特此授予集团公司的每一成员，且该等每一成员均享有该等发明的免许可费的、可再许可的、可转让的、不可撤销的、永久的、全世界范围的许可，他们有权作为任何产品、工序或机械的一部分或为该等产品、工序或机械之相关目的制造、使他人制造、修改、使用、出售并以其他方式利用该等发明。我在此同时永远地放弃和同意永远不主张自身在任何发明中或就任何发明所可能享有的任何权利，即使在我与公司的雇用关系结束后。我进一步确认，由我（独自或与他人共同）创造的全部发明，在适用法律允许的限度内，属于中国著作权法、中国专利法和中国计算机软件保护条例中定义的“职务作品”或“职务发明”，并且该等发明中所包含的或享有的全部所有权、权利和权益均属或应属公司所有。

(c) 薪酬。我同意，我依据与公司的雇用合同所获得的薪酬包括了我根据本协议向公司转让任何“职务作品”、“职务发明”或其他发明而在适用的中国法律下有权享有的任何奖励或报酬。

(d) 记录的保存。我同意保存并维持充足和现有的有关所有发明的书面记录。这些记录将会以注释、草图、图纸以及公司指定的任何其他形式保存。这些记录将在任何时间对公司开放，且为公司独享的财产。

(e) 专利权和著作权的注册。我同意协助公司或其相应指定人，在公司承担费用的情况下，通过所有的正当途径，保护公司在任何及所有国家对发明享有的权利，以进一步证明、登记和完善我在本协议项下将发明授予或转让予公司或其相应指定人，并完善、取得、维护、强制执行和保护任何该等授予或转让的权利。这些协助包括向公司披露所有与发明相关的信息和数据，签署所有的申请书、说明书、宣誓书、转让书以及公司认为为了申请及取得该等权利或为了将有关该等发明的独享和排他的权利、产权及利益转让和让与给公司、它的继任人、受让人或指定人而必需的所有其他文件。我进一步同意，在我的能力范围内，我签署或促使该类文件被签署的义务即使在本协议终止后仍将继续。如果因我的精神或身体障碍或其他任何原因以致公司无法获取我的签名以申请或申请注册有关如上所述转让给公司的发明或具有署名权的原创作品的任何专利或著作权，我在此不可撤销地指定和委派公司及其正式授权的高级职员和代理人作为我的代理人和授权人，代表并代替我去签署和递交任何该类申请以及进一步采取法律许可的其他一切行动来获得专利或著作权登记书，上述代理行为应具有和我本人亲自签署相同的法律效力和效果。

(3) 对新雇主的通知。在我与公司解除雇用关系的情况下，我在此同意，公司可将我在本协议下的权利和义务通知我的新雇主。

(4) 声明。我同意签署因执行本协议条款所要求的任何的宣誓书或验证任何适当的文件。我声明，我对本协议项下所有条款的履行将不会违反在我受雇于公司前签订的针对因信赖或信托关系掌握的专有信息而签订的其他任何保密协议。我没有签订，而且同意将来也不会签订任何与本协议相冲突的口头或书面协议。

(5) 仲裁和救济。

(a) 仲裁。我同意，因对本协议的任何解释、释义、履行或违约引起的或与之相关或有关的任何争议或纠纷，均应提交北京仲裁委员会通过仲裁解决。仲裁应按照当时适用的仲裁规则在北京进行。如北京仲裁委允许，则仲裁应由三（3）名仲裁员主持。其中两名仲裁员由公司和我各选派一名；第三名仲裁员应由北京仲裁委指派或由公司和我一致选派。仲裁员可在该等争议或纠纷中签发禁止令或采取其他救济措施。仲裁裁决应为终局的，结论性的，且对仲裁双方均具约束力。为执行仲裁裁决之目的，任何有管辖权的法院均可就仲裁裁决作出判决。公司和我应对半分摊该等仲裁的仲裁费和开支，并且我们每一方应各自支付自己的律师费和开支。

(b) 救济。我同意，因违反本协议中的承诺而对公司造成的损失将可能是无法或无法充分衡量和计算的。因此，尽管有上述5(a)的规定，我同意，如果我违反（或威胁违反）本协议，在其他任何可以行使的权利和救济以外，公司将有权（在适用法律允许的限度内）向有管辖权的法院取得禁止令，以阻止该等违反行为或威胁的违反行为，并使本协议下的任何该等条款能得到实际履行。

(6) 一般条款。

(a) 雇用条款和条件。我认可，我受雇于公司的条款和条件规定在我与公司之间另行签署的一份雇用合同中，本协议任一规定不得解释为赋予我成为公司雇员的任何权利。

(b) 准据法。本协议受中国法律管辖。

（c）完整协议。本协议构成公司和我对本合同标的的完整协议和理解，并取代双方之间以前所有的讨论。除非经承担义务一方的书面签署，任何对本协议的修改或添加，或对本协议项下任何权利的放弃均不产生效力。任何以后关于我工作职责、薪水或补偿金的变化均不影响本协议的有效性或范围。

（d）弃权和可分割性。对本协议任何条款的违约行为的不追究并不构成或被视为对其他或今后任何违约的行为的不追究。如果本协议的任何条款被认为无效、失效或不能强制执行，则剩余的条款仍应具有完全的效力和有效性，在任何方面均不受影响或失效。

（e）继任人和受让人。本协议对于我的继承人、指定执行遗嘱人、遗产管理人和其他的法定代表人均具有约束力，并为集团公司及其继任人和受让人的利益而订立。公司可将其在本协议项下的权利和义务转让给第三方。

（f）语言。 本协议以中英文两种语言书就。若本协议英文文本与中文文本之间有任何冲突或不一致之处，应以英文文本为准。

（g）本协议的适用。 我特此同意，本协议第1和第2部分中规定的我的义务以及本协议中的“保密信息”和“发明”的定义应同等适用于我在签署本协议之前为公司所做的任何工作以及与之相关的任何保密信息和发明。

[本页以下部分特意留空]

本保密信息和发明转让协议于我开始受雇于公司之日起生效。

签名

季哲

雇员姓名（打印或印刷）

日期

季哲之印

签名

公司代表（打印或印刷）

日期

签名

见证人名称或姓名（打印或印刷）

日期

附件一

前期发明清单

<u>名称</u>　　<u>日期</u>　　<u>识别号码或简要描述</u>

____没有发明或改良
____有另外的附加页
雇员的签名:
雇员姓名（印刷体）
日期:

附件二

普惠财富投资管理（北京）有限公司
雇用终止证明

在此证实，我没有占有，或忘记归还，属于普惠财富投资管理（北京）有限公司（“**公司**”）、其子公司、母公司、关联企业、继任人或受让人（合称“**集团公司**”）的任何装置、记录、数据、注释、报告、计划、清单、信函、说明书、图纸、蓝图、草图、资料、设备、其他文件或财产，或者任何上述物品的复制品。

我进一步证实我已遵守我所签署的与**公司**的《**保密信息及发明转让协议**》中的所有条款，包括报告该协议包含的由我（单独或与他人共同）构思或创造的任何**发明**和具有署名权的原创作品（如该协议中之定义）。

我进一步同意，为遵守《**保密信息及发明转让协议**》，我将对与**集团公司**、其关联企业或它们的任何雇员、客户、顾问或被许可人的任何业务相关的所有商业秘密、保密知识、数据或其他与产品相关的专有信息、工序、专有技术、设计、配方、开发性的或试验性的作品、电脑程序、数据库、其他具有署名权的原创作品、客户名单、业务计划、财务信息或其他标的物进行保密。

我进一步同意，在本证明签署日起二十四（24）个月内，我将不雇用**集团公司**的任何雇员，也不会引诱、促使、招募或鼓励**集团公司**的任何雇员离职。

日期：

（雇员签名）

（雇员姓名印刷体）季哲

APPENDIX III NON-COMPETITION AGREEMENT
附件三 竞业限制协议

PARTIES TO THE CONTRACT
合同各方

The Parties of this Non-competition Agreement (hereinafter the "**Agreement**") are:
本竞业限制协议（以下简称"**本协议**"）的各方是：

1. Puhui Wealth Investment Management (Beijing) Co.,Ltd., with its legal address at Room 2, Floor 10, Building W3, Oriental plaza, No. 1, Changan Street, Dongcheng District, Beijing, China (hereinafter referred to as "**Party A**" or the "**Company**");
普惠财富投资管理（北京）有限公司，法定地址：北京市东城区东长安街1号东方广场东方经贸城W1办公楼八层1室（以下简称"**甲方**"或"**公司**"）；

2. Ji Zhe an individual with PRC ID number is : 110103197909091816 and residential address is: Rm.6,No.72 Shazikou St, Chongwen District, Beijing (hereinafter referred to as "**Party B**" or the "Employee").
季哲，中国身份证号码是110103197909091816，住址为北京市崇文区沙子口路72号楼1层6号（以下简称"乙方"或"雇员"）。

Each party is hereinafter individually referred to as a "**Party**" and collectively as the "**Parties**".
以下合同单独一方称为"一方"，各方成为"双方"。

WHEREAS, Party A is a limited liability company established in Beijing, People's Republic of China ("PRC" or "China") and has signed an employment contract with Party B;
鉴于，甲方为在中华人民共和国（"**PRC**" 或 "中国"）北京设立的一家有限责任公司，且已与乙方签订劳动合同；

WHEREAS, Party A wishes to protect its confidential information and to prevent illegal using of skills, knowledge, experience, ideas and influence obtained during Party B's assignment to the Company for the benefit of a competitor of Party A;
鉴于，甲方希望保护它的保密信息并防止乙方为甲方竞争者的利益而非法使用其在甲方公司任职期间获得的技巧、知识、经历、意见和影响；

WHEREAS, Party B is willing to enter into an agreement to provide such protection to the

Company upon the term and conditions set forth in this Agreement.
鉴于，乙方愿意签订协议并根据本协议的条款和条件为公司提供该种保护。

NOW, the Parties agree as follows:
现双方同意：

1. NON-COMPETITION
竞业限制

1.1 Party B agrees that, during the term of his employment with the Company and for a period of twenty-four (24) months immediately following the termination of his employment relationship with the Company for any reason, whether with or without good cause or for any or no cause, he shall not, without the prior written consent of the Company, directly or indirectly (including, without limitation, through any existing or future Affiliate (as defined below)), perform any of the following actions :
乙方同意，在其受雇于公司期间以及其与公司因任何原因（无论有无正当理由或因故或无故）解释劳动关系之后二十四（24）个月内，未经公司事先书面同意，其不得直接或间接（包括但不限于通过任何现有或未来的关联方（定义见下文））从事下列任何行为：

(a)engage in research, development, manufacture, licensing, marketing, distribution or sale of any existing or future products or services relating to the Business(as definedbelow;
从事与业务（定义见下文）相关的任何现有或未来产品或服务的研究、开发、制造、许可、营销、分销或销售；

(b)have any ownership interest in, manage, operate, control, be connected with as a stockholder (except as permitted by Section 1.2), joint venture, officer, director, agent, representative, partner or employee of, or consultant to, or otherwise engage or invest or participate in, the Business or any person or entity that engages in the Business in the Territory (as defined below), or competes with the Business in the Territory;

作为股东（除非根据第1.2条被允许）、合资企业、高级职员、董事、代理人、代表、合伙人或雇员或顾问管理、运营、控制或以其他方式从事或投资或参与业务或在区域（定义见下文）内从事业务的任何人或实体，或对其拥有任何权益或与其相关联；

(c)accept any business relating to the Business from any existing or prospective Business customer of the Company or any of its existing or future Affiliates engaged in the Business, or solicit or knowingly encourage any such customer to terminate or adversely alter any relationship with respect to the Business such person may have with the Company or any of its existing or future Affiliates engaged in the Business; and

从公司或其从事业务的任何现有或未来的关联方的任何现有或潜在业务客户处接受任何与业务相关的业务，或请求或有意鼓励任何该等客户终止其与公司或其从事业务的任何现有或未来的关联方可能建立的任何与业务相关的关系，或对该等关系做出不利变动。

(d)market, sell, distribute, endorse or promote, any products or services that are competitive with products or services of the Business.

销售、出售、分销、代言或推广与业务的产品或服务有竞争关系的任何产品或服务。

1.2 Consistent with the foregoing provisions of Section 1.1, Employee may own (solely as a passive investor) securities in any publicly-held corporation that may be engaged in the Business, but only to the extent Employee does not own, of record or beneficially, an aggregate of one percent (1%) or more of the outstanding beneficial ownership of such corporation.

根据前述第 1.1 条的规定，员工可（仅作为被动投资者）拥有可能从事业务的任何公众持股公司的证券，但唯一前提是，雇员在册或实益拥有的该公司证券在该公司的发行在外实益所有权中所占的总比例不足百分之一(1%)。

1.3 "Affiliate", as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

"关联方"在本协议中使用时指，就任何人或实体而言，直接或间接控制其他人或实体、被其他人或实体控制或与其他人或实体一同受到直接或间接控制的任何人或实体。

1.4 "Business", as used herein, includes, (i) all past and current products and services sold or provided by the Company or any of its Affiliates, (ii) all products and services sold or provided by the Company or any of its Affiliates, and (iii) all products under development by the Company or any of its Affiliates.

"业务"在本协议中使用时包括(i)公司或其任何关联方出售或提供的一切过去和现在的产品和服务，(ii)公司或其任何关联方出售或提供的一切产品和服务，及(iii)公司或其任何关联方正在开发的一切产品。

1.5 "Territory", as used herein, means the People's Republic of China.
"区域"在本协议中使用时指中华人民共和国。

1.6 Subject to Party B's full compliance with this Agreement, the Company shall pay to Party B a monthly compensation of one fifth of the base salary as listed in Article 3.1 of the Employment Contract until the earlier of (i) the end of the Non-Competition Period, and (ii) the date on which the Company decides not to enforce this Agreement by notifying Party B in writing thereof.
若乙方完全履行本协议，公司应向乙方支付金额为月基本工资（参见劳动合同第3.1 款的规定）的五分之一的竞业限制月补偿金，直到(1)竞业限制期间结束；且(2)公司决定不再实行本协议并书面通知乙方之日（以两者中先发生的日期为准）。

2. REMEDIES
救济

Party B acknowledges and agrees that any actual or threatened breach of any of the provisions may cause irreparable harm to Party A. Party A shall be entitled to seek all applicable relief and remedies for a breach by Party B including, but not limited to, specific performance of any provision of this Agreement, damages and / or injunctive relief including (without limitation) an injunction to restrain Party B or others from using or disclosing, in whole or in part, directly or indirectly, any Confidential Information.
乙方确认并同意任何违反本协议规定的实际或威胁行为会给甲方造成不可挽回的损失。若乙方违反规定，甲方有权寻求所有适用的救济，包括但不限于，对本协议任何规定的实际履行，赔偿和/或禁令救济，包括（不限于）限制乙方或其他人直接或间接使用或披露全部或部分保密信息的指令。

3. REPRESENTATIONS
陈述

Party B represents that he/she:
乙方陈述，他/她：

(i) is familiar with the covenants to keep confidential, not to compete and not to solicit set forth in this Agreement,
熟悉本协议的保密、不竞争及不招揽的条款；

(ii) is fully aware of his or her obligations hereunder, including, without limitation, the length of time, scope and geographic coverage of these covenants,
完全知晓其的义务，包括但不限于，适用这些条款的时间长度、范围和地理有效面；

(iii) finds the length of time, scope and geographic coverage of these covenants to be reasonable, and
认为适用这些条款的时间长度、范围和地理适用范围为合理；且

(iv) is receiving specific, bargained-for consideration for his or her covenants not to compete and not to solicit.
接受对非竞争、非招揽条款的具体的、争取的考虑。

4. GOVERNING LAW
法律适用

This Agreement and the rights and duties of the Parties hereunder shall be governed by and construed and enforced in accordance with the PRC laws, without regard to principles of conflicts of laws.
本协议及由此产生的双方的权利和义务应受中国法律管辖，按照中国法律解释和执行，不适用冲突法的原则。

5. AMENDMENTS
修改

This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each Party hereto.
除非各方签署书面文件进行修改，本协议的全部或部分不得任意改动或修改。

6. WAIVER
放弃权利

Failure of any Party to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such Party to enforce the same. Waiver by any Party of any breach or default by any other Party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

任何一方不履行本协议内容、规定或条款，不得视为对主张另一方履行义务的权利的放弃。任何一方的违约或对本协议内容或规定的违反不应视为对其他违反行为进行追究的权利的放弃。

7. SEVERABILITY
可分割性

In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.
在本协议的任何一个或多个规定须被认为是无效、非法或不可执行的情况下，本协议剩余部分的有效性、合法性和可行性不应被以任何方式影响或减损。并且，如果本协议包含的任何一个或多个条款在持续时间、活动性或主体方面被认为过分宽泛，这些条款应被限制或缩小范围以使它们在适用法律允许的范围内最大限度地被履行。

8. EFFECTIVE DATE
生效日期

This Agreement shall become effective once signed by both Parties.
本协议一经双方签署即生效。

9. COUNTERPARTS
文本

This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
本协议有多个有效的文本，每一文本均为原件，但整体上应视为一个相同的协议。

Execution Page of Appendix III
附件三签字页

The Parties are signing this Agreement as Appendix III of Employment Contract on the date stated in the introductory clause.
鉴此，双方同意在首页标明的日期签署本协议作为劳动合同的附件三。

Party A:
甲方：

Signed by Authorized Representative
授权代表

Party B:
乙方：

Signed by Employee
员工姓名

APPENDIX IV

PUHUI WEALTH INVESTMENT MANAGEMENT (BEIJING) CO.,LTD.

CONFLICT OF INTEREST GUIDELINES

附件四

普惠财富投资管理（北京）有限公司

利益冲突准则

It is the policy of Puhui Wealth Investment Management (Beijing) Co.,Ltd., a limited liability company established under the laws of People's Republic of China (the "Company") and its subsidiaries, parent companies, affiliates, successors or assigns (together, the "Company Group") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the board of directors of the Company and written approval from the board of directors for continuation must be obtained.

1. Revealing confidential information to any third party or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Confidential Information and Invention Assignment elaborates on this principle and is a binding agreement.)
2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.
4. Initiating or approving any form of personal or social harassment of employees.
5. Investing or holding outside directorships in suppliers, customers or competing companies, including financial speculation, where such investment of directorship might influence in any manner a decision or course of action of the Company,
6. Borrowing from or lending to employees, customers or suppliers.
7. Contracting with relatives or personal friends for providing services, goods or consulting to the Company.
8. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.
9. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.
10. Making any unlawful agreements with distributors with respect to prices.
11. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.
12. Engaging in any conduct which is not in the best interest of the Company. Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in immediate discharge.

普惠财富投资管理（北京）有限公司是一家根据中华人民共和国法律设立的有限责任公司（“公司”）。公司及其子公司、母公司、关联方、继受方或受让方（合称“公司集团”）在开展各项事务时恪守法律的条文和精神，并坚持最高的商业道德原则。下列情形可能不利于公司，因此必须予以避免。若有任何例外情形，须向公司董事会报告，且在继续行动之前必须得到董事会的书面批准。

1. 对任何第三方泄露保密信息或滥用保密信息。未经授权泄露信息即构成对本政策的违反，无论这么做是否旨在谋取私利或是否有意对公司造成损害。（保密信息及发明转让协议对此原则有详细规定，且该协议为具有约束力的协议。）
2. 可能被视为对公司构成不正当影响或公司认为不当或令公司感到难堪的下列行为：接受或提供大量礼物、过多的招待、赠予或付款，
3. 参加可能涉及泄露公司保密信息的民间或专业组织。
4. 发起或批准对雇员的任何形式的个人或社会骚扰。
5. 对供应商、顾客或竞争公司进行投资（包括金融投机），或担任其外部董事，且该等投资或董事任职可能以任何方式影响公司的某项决定或行动步骤。
6. 与雇员、顾客或供应商发生借贷关系。
7. 与亲属或私人朋友为向公司提供服务、产品或咨询而订立合同。
8. 不当地使用或向公司披露任何前雇主或其他现雇主或对其仍负有保密义务的其他个人或实体的任何专有信息或商业秘密。
9. 非法地与竞争公司或其雇员讨论价格、成本、顾客、销售或市场事宜。
10. 与分销商就价格达成任何非法协议。
11. 不当地使用或授权使用任何其他人或实体专利申请范围内的任何发明。
12. 从事任何不符合公司最大利益的行动。

每位高级职员、雇员及独立承包商须采取一切必要措施确保遵守这些准则，若出现问题须报上级管理人员审核。违反本利益冲突可能导致立即解雇。

I have read, understood and accepted the provisions of this document.
我已经阅知并接受本文件。

Signed by Employee
员工签名